Worthington Enterprises Reports Fourth Quarter Fiscal 2025 Results

COLUMBUS, Ohio (June 24, 2025) – Worthington Enterprises Inc. (NYSE: WOR), a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences, today reported results for its fiscal 2025 fourth quarter ended May 31, 2025.

Recent Developments and Fourth Quarter Highlights (all comparisons to the fourth quarter of fiscal 2024):

•
Net sales were $317.9 million, a decrease of 0.3%, reflecting the deconsolidation of the former Sustainable Energy Solutions segment (“SES”), nearly offset by volume growth and contributions from the Ragasco business acquired in the first quarter of fiscal 2025.
•
Net earnings from continuing operations increased 111% to $3.6 million, while adjusted EBITDA from continuing operations grew 35% to $85.1 million.
•
Earnings per share (“EPS”) from continuing operations (diluted) improved from a loss of $(0.64) to $0.08 per share, while adjusted EPS from continuing operations (diluted) increased from $0.74 to $1.06 per share.
•
Operating cash flow increased 38% to $62.4 million, while free cash flow increased 46% to $49.3 million.
•
Repurchased 200,000 shares of common stock for $9.8 million, leaving 5,365,000 shares remaining on the Company’s share repurchase authorization.
•
Declared a quarterly dividend of $0.19 per share payable on September 29, 2025, to shareholders of record at the close of business on September 15, 2025, a 12% increase, or $0.02 per share, compared to the prior quarter.
•
Acquired Elgen Manufacturing, a market-leading designer and manufacturer of HVAC parts and components, ductwork and structural framing primarily used in commercial buildings throughout North America. The acquisition closed on June 19, 2025, for approximately $93 million, subject to closing adjustments.

“We closed fiscal 2025 with a strong fourth quarter, delivering year-over-year and sequential growth in adjusted EBITDA, adjusted EPS and free cash flow,” said Worthington Enterprises President and CEO Joe Hayek. “Consumer Products continued to perform well in a dynamic environment, driven by disciplined cost management and effective execution, while Building Products delivered robust top- and bottom-line growth, supported by improved volumes and steady contributions from WAVE and ClarkDietrich. Our results reflect the efforts of exceptional teams across our Company delivering value for shareholders. I want to thank all of our employees across the globe for their continued hard work and commitment to serving our customers.”

Worthington Enterprises

June 24, 2025

Financial highlights for the fiscal 2025 and fiscal 2024 fourth quarters are as follows:

(U.S. dollars in millions, except per share amounts)	4Q 2025	4Q 2024
GAAP Financial Measures
Net sales	$317.9	$318.8
Operating loss	(30.4)	(56.1)
Earnings (loss) before income taxes	8.3	(26.8)
Net earnings (loss) from continuing operations	3.9	(31.5)
EPS from continuing operations - diluted	0.08	(0.64)
Net cash provided by operating activities	62.4	45.2

Non-GAAP Financial Measures (1)
Adjusted operating income	$21.8	$5.8
Adjusted EBITDA from continuing operations	85.1	63.2
Adjusted EPS from continuing operations - diluted	1.06	0.74
Free cash flow	49.3	33.8

(1)
Refer to the “Use of Non-GAAP Financial Measures and Definitions” section of this release for additional information regarding our use of non-GAAP financial measures, including reconciliations to the most comparable GAAP measures.

Consolidated Quarterly Results

Net sales for the fourth quarter of fiscal 2025 were down slightly from the prior year quarter to $317.9 million as the impact of the deconsolidation of SES effective May 29, 2024, was nearly offset by higher overall volumes and contributions from the Ragasco acquisition. Net sales in the prior year quarter included $39.9 million related to SES, which is now operated as an unconsolidated joint venture and its results are reported within equity income on the consolidated statement of earnings beginning June 1, 2024.

The operating loss of $30.4 million represented a $25.6 million improvement over the prior year quarter. Results in both the fiscal 2025 and prior year fourth quarters included nonrecurring items totaling $52.2 million and $61.8 million, respectively, primarily resulting from the non-cash write-down of intangible assets in the General Tools & Instruments (“GTI”) business in the fiscal 2025 fourth quarter and the deconsolidation of the SES business in the prior year quarter. Excluding these items, adjusted operating income increased $16.0 million to $21.8 million on the impact of higher overall volume, particularly within the Building Products segment.

Equity income increased $2.3 million from the prior year quarter to $42.7 million, driven by higher contributions from WAVE and ClarkDietrich, which were up a combined $6.4 million over the prior year quarter. This was partially offset by a loss at the SES joint venture, which included a $3.4 million non-cash impairment charge that reduced equity income in the quarter.

Income tax expense was down slightly to $4.7 million, as the impact of discrete items in both periods more than offset higher pre-tax earnings from continuing operations. Income tax expense in the fourth quarter of fiscal 2025 reflects an annual effective rate of 26.1% compared to 52.6% in the prior year, which was impacted by discrete items related to the deconsolidation of the SES business. On an adjusted basis, the annual effective tax rate was 23.0% compared to 23.5% in the prior year.

Worthington Enterprises

June 24, 2025

Balance Sheet and Cash Flow

The Company ended the quarter with cash of $250.1 million, an increase of $5.9 million from May 31, 2024. During the fourth quarter, the Company generated operating cash flow of $62.4 million, of which $13.1 million was invested in capital expenditures, resulting in free cash flow of $49.3 million, up from $33.8 million in the prior year quarter. Capital expenditures in the fiscal 2025 fourth quarter included approximately $7.7 million related to ongoing facility modernization projects.

Total debt at quarter end was $302.9 million, consisting entirely of long-term debt, and increased $4.7 million from May 31, 2024, primarily due to the remeasurement of the Company’s euro-denominated notes. The Company had no borrowings under its revolving credit facility as of May 31, 2025, leaving $500.0 million available for future use.

Quarterly Segment Results

Consumer Products generated net sales of $125.6 million, essentially flat compared to the prior year quarter, on slightly higher volume. Adjusted EBITDA increased $3.7 million over the prior year quarter to $20.8 million, driven by lower SG&A expenses and favorable product mix.

Building Products generated net sales of $192.3 million in the fiscal 2025 fourth quarter, an increase of $38.8 million, or 25.2%, over the prior year quarter. Growth was driven by higher overall volumes and contributions from the Ragasco acquisition. Adjusted EBITDA increased $19.6 million over the prior year quarter to $71.3 million on the impact of higher net sales and higher equity income contributions from WAVE and ClarkDietrich.

Outlook

“Heading into fiscal 2026, we are confident in our ability to continue to drive sustainable growth and long-term value,” Hayek said. “Our recent acquisition of Elgen Manufacturing reflects our growth strategy of building and acquiring businesses with leadership positions in niche markets. Leveraging our people first performance-based culture, the Worthington Business System and a strong balance sheet, our teams are very well positioned to continue leading the way by focusing on innovative solutions that elevate spaces and experiences."

Conference Call

The Company will review fiscal 2025 fourth quarter results during its quarterly conference call on June 25, 2025, at 8:30 a.m. Eastern Time. Details regarding the conference call can be found on the Company website at www.WorthingtonEnterprises.com.

About Worthington Enterprises

Worthington Enterprises (NYSE: WOR) is a designer and manufacturer of market-leading brands that improve everyday life by elevating spaces and experiences. The Company operates with two primary business segments: Building Products and Consumer Products. The Building Products segment includes cooking, heating, cooling and water solutions, architectural and acoustical grid ceilings and metal framing and accessories. The Consumer Products segment provides solutions for the tools, outdoor living and celebrations categories. Product brands within the Worthington Enterprises portfolio include Balloon Time®, Bernzomatic®, Coleman® (propane cylinders), CoMet®, Elgen, Garden Weasel®, General®, HALO™, Hawkeye™, Level5 Tools®, Mag Torch®, NEXI™, Pactool International®, PowerCore™, Ragasco®, Well-X-Trol® and XLite™, among others.

Headquartered in Columbus, Ohio, Worthington Enterprises and its joint ventures employ approximately 6,000 people throughout North America and Europe.

Worthington Enterprises

June 24, 2025

Founded in 1955 as Worthington Industries, Worthington Enterprises follows a people-first Philosophy with earning money for its shareholders as its first corporate goal. Worthington Enterprises achieves this outcome by empowering its employees to innovate, thrive and grow with leading brands in attractive markets that improve everyday life. The Company engages deeply with local communities where it has operations through volunteer efforts and The Worthington Companies Foundation, participates actively in workforce development programs and reports annually on its corporate citizenship and sustainability efforts. For more information, visit worthingtonenterprises.com.

Safe Harbor Statement

Selected statements contained in this release constitute “forward-looking statements,” as that term is used in the Private Securities Litigation Reform Act of 1995 (the “Act”). The Company wishes to take advantage of the safe harbor provisions included in the Act. Forward-looking statements reflect the Company’s current expectations, estimates or projections concerning future results or events. These statements are often identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “should,” “would,” “intend,” “plan,” “will,” “likely,” “estimate,” “project,” “position,” “strategy,” “target,” “aim,” “seek,” “foresee” and similar words or phrases. These forward-looking statements include, without limitation, statements relating to: future or expected cash positions, liquidity and ability to access financial markets and capital; outlook, strategy or business plans; the anticipated benefits of the separation of the Company’s Steel Processing business (the “Separation); the expected financial and operational performance of, and future opportunities for, the Company following the Separation; the Company’s performance on a pro forma basis to illustrate the estimated effects of the Separation on historical periods; the tax treatment of the Separation transaction; future or expected growth, growth potential, forward momentum, performance, competitive position, sales, volumes, cash flows, earnings, margins, balance sheet strengths, debt, financial condition or other financial measures; pricing trends for raw materials and finished goods and the impact of pricing changes; the ability to improve or maintain margins; expected demand or demand trends for the Company or its markets; additions to product lines and opportunities to participate in new markets; expected benefits from transformation and innovation efforts; the ability to improve performance and competitive position at the Company’s operations; anticipated working capital needs, capital expenditures and asset sales; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain and the results thereof; projected profitability potential; the ability to make acquisitions and the projected timing, results, benefits, costs, charges and expenditures related to acquisitions, joint ventures, headcount reductions and facility dispositions, shutdowns and consolidations; projected capacity and the alignment of operations with demand; the ability to operate profitably and generate cash in down markets; the ability to capture and maintain market share and to develop or take advantage of future opportunities, customer initiatives, new businesses, new products and new markets; expectations for Company and customer inventories, jobs and orders; expectations for the economy and markets or improvements therein; expectations for generating improving and sustainable earnings, earnings potential, margins or shareholder value; effects of judicial rulings; the ever-changing effects of the novel coronavirus (“COVID-19”) pandemic and the various responses of governmental and nongovernmental authorities thereto on economies and markets, and on our customers, counterparties, employees and third-party service providers; and other non-historical matters.

Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, those that follow: the uncertainty of obtaining regulatory approvals in connection with the Separation, including rulings from the Internal Revenue Service; the Company’s ability to successfully realize the anticipated benefits of the Separation; the risks, uncertainties and impacts related to the COVID-19 pandemic – the duration, extent and severity of which are impossible to predict, including the possibility of future resurgence in the spread of COVID-19 or variants thereof – and the availability, effectiveness and acceptance of vaccines, and other actual or potential public health emergencies and actions taken by governmental authorities or others in connection therewith; the effect of national, regional and global economic conditions generally and within major product markets, including significant economic disruptions from COVID-19, the actions taken in connection therewith and the implementation of related fiscal stimulus packages; the effect of conditions in national and worldwide financial markets, including inflation, increases in interest rates and economic recession, and with respect to the ability of financial institutions to provide capital; the impact of tariffs, the adoption of trade restrictions affecting the Company’s products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; changing oil prices and/or supply; product demand and pricing; changes in product mix, product substitution and market acceptance of the Company’s products; volatility or fluctuations in the pricing, quality or availability of raw materials (particularly steel), supplies, transportation, utilities, labor and other items required by operations (especially in light of the COVID-19 pandemic and Russia’s invasion of Ukraine); effects of sourcing and supply chain constraints; the outcome of adverse claims experience with respect to workers’ compensation, product recalls or product liability, casualty events or other matters; effects of facility closures and the consolidation of operations; the effect of financial difficulties, consolidation and other changes within the steel, automotive,

Worthington Enterprises

June 24, 2025

construction and other industries in which the Company participates; failure to maintain appropriate levels of inventories; financial difficulties (including bankruptcy filings) of original equipment manufacturers, end-users and customers, suppliers, joint venture partners and others with whom the Company does business; the ability to realize targeted expense reductions from headcount reductions, facility closures and other cost reduction efforts; the ability to realize cost savings and operational, sales and sourcing improvements and efficiencies, and other expected benefits from transformation initiatives, on a timely basis; the overall success of, and the ability to integrate, newly-acquired businesses and joint ventures, maintain and develop their customers, and achieve synergies and other expected benefits and cost savings therefrom; capacity levels and efficiencies, within facilities, within major product markets and within the industries in which the Company participates as a whole; the effect of disruption in the business of suppliers, customers, facilities and shipping operations due to adverse weather, casualty events, equipment breakdowns, labor shortages, interruption in utility services, civil unrest, international conflicts (especially in light of Russia’s invasion of Ukraine), terrorist activities or other causes; changes in customer demand, inventories, spending patterns, product choices, and supplier choices; risks associated with doing business internationally, including economic, political and social instability (especially in light of Russia’s invasion of Ukraine), foreign currency exchange rate exposure and the acceptance of the Company’s products in global markets; the ability to improve and maintain processes and business practices to keep pace with the economic, competitive and technological environment; the effect of inflation, interest rate increases and economic recession, which may negatively impact the Company’s operations and financial results; deviation of actual results from estimates and/or assumptions used by the Company in the application of its significant accounting policies; the level of imports and import prices in the Company’s markets; the impact of environmental laws and regulations or the actions of the United States Environmental Protection Agency or similar regulators which increase costs or limit the Company’s ability to use or sell certain products; the impact of increasing environmental, greenhouse gas emission and sustainability regulations and considerations; the impact of judicial rulings and governmental regulations, both in the United States and abroad, including those adopted by the United States Securities and Exchange Commission and other governmental agencies as contemplated by the Coronavirus Aid, Relief and Economic Security (CARES) Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of healthcare laws in the United States and potential changes for such laws, especially in light of the COVID-19 pandemic, which may increase the Company’s healthcare and other costs and negatively impact the Company’s operations and financial results; the effects of tax laws in the United States and potential changes for such laws, which may increase the Company’s costs and negatively impact the Company’s operations and financial results; cyber security risks; the effects of privacy and information security laws and standards; and other risks described from time to time in the Company’s filings with the United States Securities and Exchange Commission, including those described in “Part I – Item 1A. – Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024.

Forward-looking statements should be construed in the light of such risks. The Company notes these factors for investors as contemplated by the Act. It is impossible to predict or identify all potential risk factors. Consequently, readers should not consider the foregoing list to be a complete set of all potential risks and uncertainties. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made. The Company does not undertake, and hereby disclaims, any obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2025	2024	2025	2024
Net sales	$317,884	$318,801	$1,153,762	$1,245,703
Cost of goods sold	224,650	239,802	834,727	960,684
Gross profit	93,234	78,999	319,035	285,019
Selling, general and administrative expense	71,454	73,210	268,413	283,471
Impairment of goodwill and long-lived assets	50,813	32,975	50,813	32,975
Restructuring and other expense, net	1,372	28,624	10,524	29,327
Separation costs	-	240	-	12,705
Operating loss	(30,405)	(56,050)	(10,715)	(73,459)
Other income (expense):
Miscellaneous expense, net	(4,031)	(11,145)	(3,222)	(17,129)
Loss on extinguishment of debt	-	-	-	(1,534)
Interest income (expense), net	60	9	(2,090)	(1,587)
Equity in net income of unconsolidated affiliates	42,707	40,388	144,836	167,716
Earnings (loss) before income taxes	8,331	(26,798)	128,809	74,007
Income tax expense	4,717	4,986	33,839	39,027
Net earnings (loss) from continuing operations	3,614	(31,784)	94,970	34,980
Net earnings (loss) from discontinued operations	-	(265)	-	82,841
Net earnings (loss)	3,614	(32,049)	94,970	117,821
Net earnings (loss) attributable to noncontrolling interests	(263)	(263)	(1,083)	7,197
Net earnings (loss) attributable to controlling interest	$3,877	$(31,786)	$96,053	$110,624

Amounts attributable to controlling interest:
Net earnings (loss) from continuing operations	$3,877	$(31,521)	$96,053	$35,243
Net earnings (loss) from discontinued operations	-	(265)	-	75,381
Net earnings (loss) attributable to controlling interest	$3,877	$(31,786)	$96,053	$110,624

Earnings (loss) per share - basic:
Continuing operations	$0.08	$(0.64)	$1.94	$0.72
Discontinued operations	-	(0.01)	-	1.53
Consolidated	$0.08	$(0.65)	$1.94	$2.25

Earnings (loss) per share - diluted:
Continuing operations	$0.08	$(0.64)	$1.92	$0.70
Discontinued operations	-	(0.01)	-	1.50
Consolidated	$0.08	$(0.65)	$1.92	$2.20

Weighted average common shares outstanding - basic	49,253	49,437	49,395	49,195
Weighted average common shares outstanding - diluted	49,997	49,437	50,131	50,348

Cash dividends declared per share	$0.17	$0.16	$0.68	$0.96

CONSOLIDATED BALANCE SHEETS

WORTHINGTON ENTERPRISES, INC.

(In thousands)

	May 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$250,075	$244,225
Receivables, less allowances of $907 and $343, respectively	215,824	199,798
Inventories
Raw materials	80,522	66,040
Work in process	9,408	11,668
Finished products	79,463	86,907
Total inventories	169,393	164,615
Income taxes receivable	12,720	17,319
Prepaid expenses and other current assets	37,358	47,936
Total current assets	685,370	673,893
Investment in unconsolidated affiliates	129,262	144,863
Operating lease assets	22,699	18,667
Goodwill	376,480	331,595
Other intangibles, net of accumulated amortization of $88,887 and $83,242, respectively	190,398	221,071
Other assets	20,717	21,342
Property, plant and equipment:
Land	8,703	8,657
Buildings and improvements	132,742	123,478
Machinery and equipment	372,798	321,836
Construction in progress	33,326	24,504
Total property, plant and equipment	547,569	478,475
Less: accumulated depreciation	277,343	251,269
Total property, plant and equipment, net	270,226	227,206
Total assets	$1,695,152	$1,638,637

Liabilities and equity
Current liabilities:
Accounts payable	$103,205	$91,605
Accrued compensation, contributions to employee benefit plans and related taxes	43,864	41,974
Dividends payable	9,172	9,038
Other accrued items	34,478	29,061
Current operating lease liabilities	6,014	6,228
Income taxes payable	109	470
Total current liabilities	196,842	178,376
Other liabilities	53,364	62,243
Distributions in excess of investment in unconsolidated affiliate	103,767	111,905
Long-term debt	302,868	298,133
Noncurrent operating lease liabilities	17,173	12,818
Deferred income taxes	82,901	84,150
Total liabilities	756,915	747,625
Shareholders' equity - controlling interest	937,187	888,879
Noncontrolling interests	1,050	2,133
Total equity	938,237	891,012
Total liabilities and equity	$1,695,152	$1,638,637

WORTHINGTON ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2025	2024	2025	2024
Operating activities:
Net earnings (loss)	$3,614	$(32,049)	$94,970	$117,821
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	12,555	12,423	48,262	80,704
Impairment of goodwill and long-lived assets	50,813	32,975	50,813	34,377
Provision for (benefit from) deferred income taxes	(7,568)	1,919	(18,439)	2,762
Impairment of investment in note receivable	5,000	11,170	5,000	11,170
Loss on extinguishment of debt	-	-	-	1,534
Bad debt expense (income)	(31)	(21)	3,158	(450)
Equity in net income of unconsolidated affiliates, net of distributions	(2,041)	2,552	8,769	5,722
Net loss on sale of assets	824	29,329	277	28,980
Stock-based compensation	3,399	3,394	16,186	16,688
Changes in assets and liabilities, net of impact of acquisitions:
Receivables	(13,238)	342	(22,261)	50,078
Inventories	(4,058)	8,597	11,500	63,596
Accounts payable	13,219	(5,866)	619	(65,401)
Accrued compensation and employee benefits	6,435	2,498	1,807	468
Other operating items, net	(6,509)	(22,094)	9,083	(58,073)
Net cash provided by operating activities	62,414	45,169	209,744	289,976

Investing activities:
Investment in property, plant and equipment	(13,086)	(11,336)	(50,580)	(83,527)
Acquisitions, net of cash acquired	(6,862)	(12,315)	(95,018)	(42,035)
Proceeds from sale of assets, net of selling costs	11	28	13,455	865
Investment in non-marketable equity securities	(85)	(681)	(2,958)	(2,296)
Investment in note receivable	-	-	-	(14,900)
Excess distribution from unconsolidated affiliate	-	-	-	1,085
Net cash used by investing activities	(20,022)	(24,304)	(135,101)	(140,808)

Financing activities:
Dividends paid	(8,396)	(7,911)	(33,903)	(56,819)
Repurchase of common shares	(9,831)	-	(30,883)	-
Proceeds from issuance of common shares, net of tax withholdings	3,066	3,961	(4,007)	(11,399)
Net proceeds from short-term borrowings (1)	-	-	-	172,187
Distribution to Worthington Steel at Separation	-	-	-	(218,048)
Principal payments on long-term obligations	-	-	-	(393,890)
Dividends from Worthington Steel at Separation	-	-	-	150,000
Payments to noncontrolling interests	-	-	-	(1,920)
Net cash used by financing activities	(15,161)	(3,950)	(68,793)	(359,889)
Increase (decrease) in cash and cash equivalents	27,231	16,915	5,850	(210,721)
Cash and cash equivalents at beginning of period	222,844	227,310	244,225	454,946
Cash and cash equivalents at end of period (2)	$250,075	$244,225	$250,075	$244,225

(1)
Net proceeds in fiscal 2024 consisted of borrowings under Worthington Steel’s short-term credit facilities assumed by Worthington Steel in conjunction with the Separation.
(2)
The cash flows related to discontinued operations have not been segregated in the periods presented herein. Accordingly, the consolidated statements of cash flows include the results from continuing and discontinued operations.

WORTHINGTON ENTERPRISES, INC.

SEGMENT INFORMATION

(Dollars and units in thousands)

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2025	2024	2025	2024
Volume
Consumer Products	15,725	15,660	69,076	66,632
Building Products	4,252	3,579	14,234	14,157
Total reportable segments	19,977	19,239	83,310	80,789
Other (1)	-	160	-	523
Consolidated	19,977	19,399	83,310	81,312

Net sales
Consumer Products	$125,568	$125,336	$499,625	$495,259
Building Products	192,316	153,551	654,137	618,973
Total reportable segments	317,884	278,887	1,153,762	1,114,232
Other (1)	-	39,914	-	131,471
Consolidated	$317,884	$318,801	$1,153,762	$1,245,703

Adjusted EBITDA from continuing operations
Consumer Products	$20,791	$17,061	$82,676	$69,598
Building Products	71,253	51,628	211,354	210,128
Total reportable segments	92,044	68,689	294,030	279,726
Other	638	2,603	(2,672)	(3,315)
Unallocated Corporate	(7,622)	(8,124)	(27,869)	(25,412)
Consolidated	$85,060	$63,168	$263,489	$250,999

Adjusted EBITDA margin from continuing operations
Consumer Products	16.6%	13.6%	16.5%	14.1%
Building Products	37.0%	33.6%	32.3%	33.9%
Consolidated	26.8%	19.8%	22.8%	20.1%

Equity income by unconsolidated affiliate (2)
WAVE	$32,622	$27,534	$110,100	$103,298
ClarkDietrich	12,836	11,560	40,795	59,827
Other	(2,751)	1,294	(6,059)	4,591
Consolidated	$42,707	$40,388	$144,836	$167,716

(1)
Amounts relate to our former SES operating segment, which was deconsolidated on May 29, 2024.
(2)
Equity income contributed by WAVE and ClarkDietrich is included in the Building Products segment results.

Other includes the equity earnings of Taxi Workhorse, LLC and the SES joint venture in periods subsequent to its deconsolidation on May 29, 2024.

WORTHINGTON ENTERPRISES, INC.

GAAP / NON-GAAP RECONCILIATIONS (1)

(Dollars in thousands, except per share amounts)

Consolidated Results - Adjusted Earnings per Share from Continuing Operations - Diluted

	Three Months Ended May 31, 2025
		Earnings
	Operating	Before	Income		Diluted EPS –	Effective
	Income	Income	Tax		Continuing	Tax
	(Loss)	Taxes	Expense	Net Earnings (2)	Operations (2)	Rate (2)
GAAP	$(30,405)	$8,331	$4,717	$3,877	$0.08	54.9%
Impairment of long-lived assets	50,813	50,813	(10,387)	40,426	0.81
Restructuring and other expense, net	1,372	1,372	(164)	1,208	0.02
Non-cash charges in miscellaneous expense, net	-	5,000	-	5,000	0.10
Non-recurring loss in equity income	-	3,387	(801)	2,586	0.05
Non-GAAP	$21,780	$68,903	$16,069	$53,097	$1.06	23.2%

	Three Months Ended May 31, 2024
		Earnings		Net Earnings
		(Loss)		(Loss)	Diluted
	Operating	Before	Income	from	EPS -	Effective
	Income	Income	Tax	Continuing	Continuing	Tax
	(Loss)	Taxes	Expense	Operations (2)	Operations (2)	Rate (2)
GAAP	$(56,050)	$(26,798)	$4,986	$(31,521)	$(0.64)	(18.8%)
Impairment of goodwill and long-lived assets	32,975	32,975	-	32,975	0.66
Restructuring and other expense, net	28,624	28,624	(4,609)	24,015	0.48
Separation costs	240	240	(81)	159	-
Non-cash charges in miscellaneous expense, net	-	11,077	7	11,084	0.22
Pension settlement charge in equity income	-	1,040	(244)	796	0.02
Non-GAAP	$5,789	$47,158	$9,913	$37,508	$0.74	20.9%

	Twelve Months Ended May 31, 2025
		Earnings			Diluted
	Operating	Before	Income		EPS –	Effective
	Income	Income	Tax		Continuing	Tax
	(Loss)	Taxes	Expense	Net Earnings (2)	Operations (2)	Rate (2)
GAAP	$(10,715)	$128,809	$33,839	$96,053	$1.92	26.1%
Impairment of long-lived assets	50,813	50,813	(10,387)	40,426	0.81
Restructuring and other expense, net	10,524	10,524	(796)	9,728	0.19
Non-cash charges in miscellaneous expense, net	-	5,000	-	5,000	0.10
Non-recurring loss in equity income	-	3,387	(801)	2,586	0.05
Non-GAAP	$50,622	$198,533	$45,823	$153,793	$3.07	23.0%

	Twelve Months Ended May 31, 2024
		Earnings		Net Earnings	Diluted
	Operating	Before	Income	from	EPS -	Effective
	Income	Income	Tax	Continuing	Continuing	Tax
	(Loss)	Taxes	Expense	Operations (2)	Operations (2)	Rate (2)
GAAP	$(73,459)	$74,007	$39,027	$35,243	0.70	52.6%
Corporate costs eliminated at Separation	19,343	19,343	(4,643)	14,700	0.29
Impairment of goodwill and long-lived assets	32,975	32,975	-	32,975	0.65
Restructuring and other expense, net	29,327	29,327	(4,737)	24,590	0.49
Separation costs	12,705	12,705	(3,049)	9,656	0.19
Non-cash charges in miscellaneous expense	-	19,180	(1,922)	17,258	0.34
Loss on extinguishment of debt	-	1,534	(368)	1,166	0.02
Net non-recurring loss in equity income	-	(1,740)	418	(1,322)	(0.02)
One-time tax effects of Separation	-	-	9,197	9,197	0.18
Non-GAAP	$20,891	$187,331	$44,131	$143,463	$2.84	23.5%

(1)
For more information on these measures, refer to the “Use of Non-GAAP Financial Measures and Definitions” section herein.
(2)
Excludes the impact of noncontrolling interest.

Consolidated Results - Adjusted EBITDA from Continuing Operations

	Three Months Ended		Twelve Months Ended
	May 31,		May 31,
	2025	2024	2025	2024
Net earnings (loss) from continuing operations (GAAP)	3,614	(31,784)	94,970	34,980
Plus: Net loss attributable to noncontrolling interest	263	263	1,083	263
Net earnings (loss) from continuing operations attributable to controlling interest	3,877	(31,521)	96,053	35,243
Interest (income) expense, net	(60)	(9)	2,090	1,587
Income tax expense	4,717	4,986	33,839	39,027
EBIT (1)	8,534	(26,544)	131,982	75,857
Corporate costs eliminated at Separation	-	-	-	19,343
Impairment of goodwill and long-lived assets (2)	50,813	32,975	50,813	32,975
Restructuring and other expense, net (2)	1,372	28,624	10,524	29,327
Separation costs	-	240	-	12,705
Non-cash charges in miscellaneous expense, net (3)	5,000	11,077	5,000	19,180
Loss on extinguishment of debt	-	-	-	1,534
Non-recurring (gain) loss in equity income (4)	3,387	1,040	3,387	(1,740)
Adjusted EBIT (1)	69,106	47,412	201,706	189,181
Depreciation and amortization	12,555	12,424	48,262	48,663
Stock-based compensation (5)	3,399	3,332	13,521	13,155
Adjusted EBITDA from continuing operations (non-GAAP)	$85,060	$63,168	$263,489	$250,999

Net earnings (loss) from continuing operations margin (GAAP)	1.1%	(10.0%)	8.2%	2.8%
Adjusted EBITDA from continuing operations margin (non-GAAP)	26.8%	19.8%	22.8%	20.1%

(1)
EBIT and adjusted EBIT are non-GAAP financial measures. However, these measures are not used by management to evaluate the Company's performance, engage in financial and operational planning, or to determine incentive compensation. Instead, they are included as subtotals in the reconciliation of earnings before income taxes from continuing operations to adjusted EBITDA from continuing operations, which is a non-GAAP financial measure used by management.
(2)
Significant pre-tax impairment and restructuring charges include the following:
•
Impairment of goodwill and long-lived assets: Non-cash charges of $50,050 in the fourth quarter of fiscal 2025 related to the write-down of intangible assets associated with GTI and $32,203 in the fourth quarter of fiscal 2024 due to the deconsolidation of our former SES operating segment.
•
Restructuring and other expense, net: A charge of $4,536 in fiscal 2025 related to an increase in the fair value of the contingent liability associated with the Ragasco earnout arrangement and a loss of $30,502 in the fourth quarter of fiscal 2024 due to the deconsolidation of our former SES operating segment during the fourth quarter of fiscal 2024.
(3)
Reflects the following non-cash charges in miscellaneous expense:
•
Pre-tax charges of $5,000 and $11,077 during the fourth quarter of fiscal 2025 and fiscal 2024, respectively, to write down an investment that was determined to be other than temporarily impaired.
•
A pre-tax charge of $8,010 during the fourth quarter of fiscal 2024 related to the completion of a pension lift-out transaction.
(4)
Includes the following activity within equity income:
•
A non-cash impairment charge of $3,387 at the SES joint venture during the fourth quarter of fiscal 2025.
•
A net gain of $2,780 associated with the divestiture of the Brazilian operations of Taxi Workhorse Holdings, LLC during the fourth quarter of fiscal 2024 and the settlement of certain participant balances within the pension plan maintained by WAVE.
(5)
Excludes $2,655 of stock-based compensation reported in restructuring and other expense, net in the Company’s consolidated statement of earnings during fiscal 2025 related to the accelerated vesting of certain outstanding equity awards upon retirement of our former CEO effective November 1, 2024.

Consolidated Results - Free Cash Flow

The following tables provide a reconciliation of net cash provided by operating activities to free cash flow and the calculation of operating cash flow conversion to free cash flow conversion for the three months ended May 31, 2025 and 2024 and twelve months ended May 31, 2025. Cash flow information for the twelve months ended May 31, 2024 has not been presented because it is combined with the discontinued operations of Worthington Steel and is not meaningful for purposes of comparison. Refer to the consolidated Statements of Cash Flows for additional information.

	Three		Twelve
	Months Ended		Months Ended
	May 31,		May 31,
	2025	2024	2025
Net cash provided by operating activities (GAAP)	$62,414	$45,169	$209,744
Investment in property, plant, and equipment	(13,086)	(11,336)	(50,580)
Free cash flow (non-GAAP)	$49,328	$33,833	$159,164

Net earnings (loss) from continuing operations attributable to controlling interest (GAAP)	$3,877	$(31,521)	$96,053
Adjusted net earnings attributable to controlling interest (non-GAAP)	$53,097	$37,508	$153,793

Operating cash flow conversion (GAAP) (1)	1,610%	(143%)	218%
Free cash flow conversion (non-GAAP)	93%	90%	103%

(1)
Operating cash flow conversion is defined as net cash provided by operating activities divided by net earnings from continuing operations attributable to controlling interest.

WORTHINGTON ENTERPRISES, INC.

USE OF NON-GAAP FINANCIAL MEASURES AND DEFINITIONS

NON-GAAP FINANCIAL MEASURES. These materials include certain financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Non-GAAP financial measures typically exclude items that management believes are not reflective of, and thus should not be included when evaluating the performance of the Company’s ongoing operations. Management uses these non-GAAP financial measures to evaluate ongoing performance, engage in financial and operational planning, and determine incentive compensation. Management believes these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company’s ongoing operations and should not be considered as an alternative to the comparable GAAP financial measure. Additionally, management believes these non-GAAP financial measures allow for meaningful comparisons and analysis of trends in the Company’s businesses and enables investors to evaluate operations and future prospects in the same manner as management.

The following provides an explanation of each non-GAAP financial measure presented in these materials:

Adjusted operating income (loss) is defined as operating income (loss) excluding the items listed below, to the extent naturally included in operating income (loss).

Adjusted net earnings from continuing operations is defined as net earnings from continuing operations attributable to controlling interest (“net earnings from continuing operations”) excluding the after-tax effect of the excluded items outlined below.

Adjusted earnings per diluted share from continuing operations (“Adjusted EPS from continuing operations - diluted”) is defined as adjusted net earnings from continuing operations divided by diluted weighted-average shares outstanding).

Adjusted EBITDA from continuing operations is the measure by which management evaluates segment performance and overall profitability. EBITDA is defined as earnings before interest, taxes, depreciation, and amortization. Adjusted EBITDA from continuing operations excludes additional items including, but not limited to, those listed below, as well as other items that management believes are not reflective of, and thus should not be included when evaluating the performance of ongoing operations. Adjusted EBITDA from continuing operations also excludes stock-based compensation due to its non-cash nature, which is consistent with how management assesses operating performance and determines incentive compensation. At the segment level, adjusted EBITDA from continuing operations includes expense allocations for centralized corporate back-office functions that exist to support the day-to-day business operations. Public company and other governance costs are held at the corporate level within the unallocated corporate and other category.

Adjusted EBITDA from continuing operations margin is calculated by dividing adjusted EBITDA from continuing operations by net sales.

Free cash flow is a non-GAAP financial liquidity measure that is used by the Company to assess its ability to generate cash beyond what is required for its business operations and capital expenditures. The Company defines free cash flow as net cash flows from operating activities less investment in property, plant, and equipment.

Free cash flow conversion is a non-GAAP financial measure that is used by the Company to measure how much of its adjusted net earnings attributable to controlling interest is converted into cash. The Company defines free cash flow conversion as free cash flow divided by net earnings from continuing operations.

EXCLUSIONS FROM NON-GAAP FINANCIAL MEASURES

Management believes it is useful to exclude the following items from its non-GAAP financial measures for its own and investors’ assessment of the business for the reasons identified below. Additionally, management may exclude other items from non-GAAP financial measures that do not occur in the ordinary course of the Company’s ongoing business operations and note them in the reconciliation from net earnings from continuing operations to the non-GAAP financial measure adjusted EBITDA from continuing operations.

•
Impairment charges are excluded because they do not occur in the ordinary course of the Company’s ongoing business operations, are inherently unpredictable in timing and amount, and are non-cash, which management believes facilitates the comparison of historical, current and forecasted financial results.
•
Restructuring activities consists of established programs that are intended to fundamentally change the Company’s operations, and as such are excluded from its non-GAAP financial measures. The Company’s restructuring programs may include closing or consolidating production facilities or moving manufacturing of a product to another location, realignment of the management structure of a business unit in response to changing market conditions or general rationalization of headcount. The Company’s restructuring activities generally give rise to employee-related costs, such as severance pay, and facility-related costs, such as exit costs and gains or losses on asset disposals but may include other incremental costs associated with the Company’s restructuring activities. Restructuring and other expense, net, may also include other nonrecurring items included in operating income but incremental to the Company’s normal business activities. These items are excluded because they are not part of the ongoing operations of the Company’s underlying business.
•
Separation costs, which consist of direct and incremental costs incurred in connection with the completed Separation are excluded as they are one-time in nature and are not expected to occur in periods following the Separation. These costs include fees paid to third-party advisors, such as investment banking, audit and other advisory services as well as direct and incremental costs associated with the Separation of shared corporate functions. Results in fiscal 2024 also include incremental compensation expense associated with the modification of unvested short and long-term incentive compensation awards, as required under the employee matters agreement executed in conjunction with the Separation.
•
Non-cash charges in miscellaneous expense are excluded due to their non-cash nature and the fact that they do not occur in the normal course of business and may obscure analysis of trends and financial performance.

•
Loss on extinguishment of debt is excluded because it does not occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of this type of charge is not consistent and is significantly impacted by the timing and size of debt extinguishment transactions.
•
Corporate costs eliminated at Separation reflect certain corporate overhead costs that no longer exist post-Separation. These costs were included in continuing operations as they represent general corporate overhead that was historically allocated to the Company’s former steel processing business but did not meet the requirements to be presented as discontinued operations.
•
Pension settlement charges are excluded due to their non-cash nature and the fact that they do not occur in the normal course of business and may obscure analysis of trends and financial performance. These transactions typically result from the transfer of all or a portion of the total projected benefit obligation to third-party insurance companies.
•
One-time tax effects of Separation are charges to income tax expense primarily related to non-deductible transaction costs. They are excluded because they are one-time in nature and not expected to occur in periods following the Separation.
•
Non-recurring loss in equity income is excluded because it does not occur in the normal course of business and is inherently unpredictable in timing and amount.